UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2015

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2015, Alain Thieffry was appointed Chief Financial Officer of Gaming Partners International Corporation (the “Company”), subject to normal and customary state licensing requirements. Mr. Thieffry will serve at the discretion of the board of directors.

Mr. Thieffry, age 59, served as the Company's Interim Chief Financial Officer since July 2014, and has been a director since 2002 and Chairman of the Board since 2010. Mr. Thieffry has served as President of the Executive Board of Holding Wilson, S.A. since February 2002, and an executive officer since 1984. Since 2003, Mr. Thieffry has also served as Chief Executive Officer of DeRoche, S.A., a distributor of food products. Mr. Thieffry holds a Masters of Law and Business Administration and the equivalent of a CPA license in France. Among other qualifications, Mr. Thieffry brings significant experience in mergers and acquisitions, international business practices and business structuring.

Mr. Thieffry was not appointed pursuant to any arrangement or understanding with any person, and Mr. Thieffry does not have any family relationships with any directors or executive officers of the Company. Mr. Thieffry has presently elected not to receive any compensation for his services as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation

Date: February 4, 2015
	By:	/s/ Gregory S. Gronau
Gregory S. Gronau President, Chief Executive Officer, Treasurer and Secretary